Exhibit 1(b)

FIRST AMENDMENT TO
MANAGING BROKER-DEALER/UNDERWRITER AGREEMENT

THIS FIRST AMENDMENT TO MANAGING BROKER-DEALER/UNDERWRITER AGREEMENT (this “First Amendment”) dated as of December 30, 2021, is made by and between Red Oak Capital Intermediate Income Fund, LLC, a Delaware limited liability company (the “Company”), and Crescent Securities Group, Inc., a Texas corporation (“Crescent”).

RECITALS

WHEREAS, the Company and Crescent entered into that certain Managing Broker-Dealer/Underwriter Agreement (the “Original MBD Agreement”), regarding the offering and sale by the Company of Bonds to be issued by the Company.

WHEREAS, the parties hereto wish to amend the Original MBD Agreement as herein provided.

AGREEMENT

NOW, THEREFORE, FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Any defined terms used herein shall have the meaning ascribed to such terms in the Original MBD Agreement.

2.
The Offering shall now include the offer and sale of up to $75,000,000 of Bonds by the Company.

3.
Any reference to the Offering Circular and/or Offering Documents shall also include all amendments and supplements thereto.

4.
Exhibit A to the Original MBD Agreement shall be replaced with Exhibit A to this First Amendment.

5.
This First Amendment may be executed in one or more counterparts, each of which is an original, but all of which shall constitute but one and the same instrument.

6.
This First Amendment contains or expressly incorporates by reference the entire agreement of the parties with respect to the matters contemplated herein and supersedes all prior negotiations or agreements, written or oral, and shall not be modified except by written instrument executed by all parties.

7.
The Original MBD Agreement, as amended herein, is ratified, approved and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and in the month and year first above written.

Company Name: Red Oak Capital Intermediate Income Fund, LLC

By:	/s/ Gary Bechtel

Name:	Gary Bechtel

Title:	Authorized Signatory

AGREED AND ACCEPTED:

Crescent Securities Group, Inc., a Texas Corporation

By: /s/ Nick Duren
Name: Nick Duren
Title: President

Commission checks to be sent to: Crescent Securities Group, Inc.
8750 N. Central Expressway, Suite 750
Dallas, Texas 75231

EXHIBIT A

Soliciting Dealer Agreement

Ladies and Gentlemen:

The undersigned, Crescent Securities Group, Inc., a Texas corporation (the “Managing Broker-Dealer”), has entered into an agreement (the “MBD Agreement”) with Red Oak Capital Intermediate Income Fund, LLC, a Delaware Limited Liability Company (the “Company”), for the sale of up to 75,000 of bonds (the “Bonds”) to be issued by the Company, pursuant to which the Managing Broker-Dealer has agreed to use its best efforts to form and manage, as the Managing Broker-Dealer, a group of securities dealers (the “Selling Group Members”) for the purpose of soliciting offers for the purchase of the Bonds. The MBD Agreement is attached as Exhibit A. The terms of the Offering and the Bonds are set forth in the Company’s Offering Statement on Form 1-A POS filed with the Securities and Exchange Commission (“SEC”) on December 28, 2021, as amended (together with all exhibits thereto, the “Offering Statement”) and the Final Offering Circular dated , as may be supplemented (the “Offering Circular”). The Bonds will be offered during a period commencing on the date of the Offering Circular and continuing until the Offering Termination Date and all extensions thereof (as defined in the Offering Circular). Terms used but not otherwise defined in this Soliciting Dealer Agreement (this “Agreement”) have the same meanings as in the MBD Agreement.

You are invited to become a Selling Group Member and by your confirmation hereof you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to find qualified Investors (the “Investors”) for the Bonds. By your acceptance of this Agreement, you will become one of the Selling Group Members and will be entitled to and subject to the indemnification and contribution provisions contained in the MBD Agreement, including the provisions of the MBD Agreement wherein the Selling Group Members severally agree to indemnify and hold harmless the Company and the Managing Broker-Dealer for certain actions.

1.
Selling Group Member Representations.

1.1
You hereby confirm that you (i) are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) are qualified and duly registered to act as a broker-dealer within all states in which you will sell the Bonds, (iii) are a broker-dealer duly registered with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iv) will maintain all such registrations and qualifications in good standing for the duration of your involvement in the Offering. You agree to immediately notify the Managing Broker-Dealer if you cease to be a member of FINRA in good standing.

1.2
You hereby agree to solicit, as an independent contractor and not as the Managing Broker-Dealer's agent, or as an agent of the Company or its affiliates, persons acceptable to the Company to purchase the Bonds pursuant to the Subscription Agreement (the "Subscription Agreement") in the form attached to the Offering Statement on Form 1-A, as amended (the "Offering Statement") of which the Offering Circular is a part and in accordance with the terms of the Offering Circular, and to diligently make inquiries as required by this Agreement, the Offering Circular or applicable law with respect to prospective Investors in order to ascertain whether a purchase of the securities is suitable for the Investor. You shall solicit the purchase of Bonds in a manner that complies with Regulation A promulgated under the Securities Act of 1933, as amended (the "Securities Act") and the rules of FINRA applicable to public offerings. In accordance with the instructions set forth in the Subscription Agreement, all the Subscription Agreements and all funds received by you with respect to any Subscription Agreement shall be transmitted to the Managing Broker-Dealer by noon of the next business day following receipt thereof. No Subscription Agreement shall be effective unless and until accepted by the Company, it being understood that the Company may accept or reject any Investor in its sole discretion and that the Company may terminate the Offering at any time for any reason.

1.3
You understand and agree that your compensation under this Agreement for the sale of Bonds is conditioned upon the Company's acceptance of sales by you, and that the failure to accept a purchase for Bonds shall relieve the Company, the Managing Broker-Dealer or any other party of any obligation to pay you for any services rendered by you in connection with the sale of Bonds under this Agreement or otherwise.

1.4
You agree that before participating in the Offering, you will have reasonable grounds to believe based on information made available to you by the Managing Broker-Dealer and/or the Company through the Offering Circular, that all material facts are adequately and accurately disclosed in the Offering Circular and provide a basis for evaluating the Company and the Bonds.

1.5
You agree not to execute any transaction in which an Investor invests in the Bonds in a discretionary account without prior written approval of the transaction by the Investor and the Managing Broker-Dealer.

1.6
You agree to comply in all respects with the purchase procedures and plan of distribution set forth in the Offering Circular. Further, you agree that although you may receive due diligence and other information regarding the Offering from the Company in electronic form, you will not distribute to any prospective Investor or any other person any such material. All material distributions to prospective Investors shall only be in hard copy form.

1.7
All Subscriptions solicited by you will be strictly subject to confirmation by the Managing Broker-Dealer and acceptance thereof by the Company. The Managing Broker-Dealer and the Company reserve the right in their absolute discretion to reject any such Subscriptions and to accept or reject Subscriptions in the order of their receipt by the Company, as appropriate or otherwise. Neither you nor any other person is authorized to and neither you nor any of your employees, agents or representatives shall give any information or make any representation other than those contained in the Offering Circular or in any supplemental sales literature furnished by the Managing Broker-Dealer or the Company for use in making solicitations in connection with the offer and sale of the Bonds.

1.8
Upon authorization by the Managing Broker-Dealer, you may offer the Bonds at the Offering price set forth in the Offering Circular, subject to the terms and conditions thereof.

1.9
The Company or the Managing Broker-Dealer will provide you with such number of copies of the Offering Circular and such number of copies of amendments and supplements thereto as you may reasonably request. You will be responsible for correctly placing orders of such materials and will reimburse the Company or the Managing Broker-Dealer for any costs incurred in connection with unreasonable or mistaken orders. The Managing Broker-Dealer also understands that the Company may provide you with certain supplemental sales material to be used by you in connection with the solicitation of purchases of the Bonds. If you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitation or purchase of the Bonds unless accompanied or preceded by the Offering Circular, as then currently in effect, and as it may be amended or supplemented in the future.

1.10
The Managing Broker-Dealer shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering. The Managing Broker-Dealer shall be under no liability to you except for lack of good faith and for obligations expressly assumed by it in this Agreement. Nothing contained in this section is intended to operate as, and the provisions of this section shall not constitute a waiver by you of, compliance with any provision of the Securities Act, the Exchange Act, other applicable federal law, applicable state law or of the rules and regulations thereunder.

1.11
You agree that you will not sell the Bonds to any Investor who has not confirmed to you, in writing, that such Investor meets the suitability requirements set forth in the section captioned “PLAN OF DISTRIBUTION – Determination of Suitability” in the Offering Circular. Nothing contained in this Section 1.11 shall be construed to relieve you of your suitability obligations under FINRA Rule 2111.

1.12
You will instruct all Investors to make their checks payable to Red Oak Capital Intermediate Income Fund, LLC or by wire or electronic funds transfer (via ACH) in accordance to the wiring instructions attached. If you receive a check that does not conform with the foregoing instructions, you shall return such check directly to such subscriber not later than noon of the business day following its receipt.

1.13
You will limit the offering of the Bonds to persons whom you have reasonable grounds to believe, and in fact believe, meet the financial suitability and other Investor requirements set forth in the Offering Circular.

1.14
After the Offering Statement has been filed with the SEC but prior to date the SEC qualifies the Bonds for sale under Regulation A (the "Qualification Date"), you are required to provide each prospective Investor with a copy of the most recent preliminary offering circular contained within the Offering Statement (the "Preliminary Offering Circular"). After the Qualification Date, you are required to provide each prospective Investor with a copy of the final Offering Circular. If a prospective Investor received the Preliminary Offering Circular, then you will be required to deliver to the Investor the final Offering Circular at least 48 hours before such Investor will be permitted to acquire Bonds. If an Investor purchases Bonds within 90 calendar days of the Qualification Date, you will deliver to the Investor, no later than two business days following the completion of such sale, a copy of the final Offering Circular and all exhibits and appendices thereto either by (i) electronic delivery of the final Offering Circular or the uniform resource locator (the "URL") to where the final Offering Circular may be accessed on the SEC's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), or (ii) mailing the final Offering Circular and all exhibits and appendices thereto to the Investor at the address indicated in the Subscription Agreement.

1.15
During the course of the Offering, you will advise each prospective Investor at the time of the initial offering to him or her that the Company and/or its agents and consultants will, during the course of the Offering and prior to any sale, accord said Investor and his or her purchaser representative, if any, the opportunity to ask questions of and to receive answers from the Company and/or its agents and consultants concerning the terms and conditions of the Offering and to obtain any additional information, which information is possessed by the Company or may be obtained by it without unreasonable effort or expense and which is necessary to verify the accuracy of the information contained in the Offering Circular.

1.16
You will immediately bring to the attention of the Company and the Managing Broker-Dealer any circumstance or fact which causes you to believe the Offering Circular, or any other literature distributed pursuant to the Offering, or any information supplied to prospective Investors in their purchase materials, may be inaccurate or misleading.

1.17
You agree that in recommending to an Investor the purchase or sale of the Bonds, you shall have reasonable grounds to believe, on the basis of information obtained from the prospective Investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by you, that:

1.17.1
The prospective Investor meets the suitability requirements set forth in the Offering Circular and the acquisition of Bonds is otherwise a suitable investment for such Investor as may be required by all applicable laws, rules and regulations;

1.17.2
The prospective Investor is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Offering Circular;

1.17.3
The prospective Investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Bonds, including, but not limited to, the total loss of the investment, lack of liquidity and other risks described in the Offering Circular; and

1.17.4
An investment in the Bonds is otherwise suitable for the prospective Investor.

1.18
You agree to retain in your records and make available to the Managing Broker-Dealer and to the Company, for a period of at least 6 years following the Offering Termination Date, information establishing that (i) each person who purchases the Bonds pursuant to a Subscription Agreement solicited by you is within the permitted class of Investors under the requirements of the jurisdiction in which such Investor is a resident, (ii) each person met the suitability requirements set forth in the Offering Circular and the Subscription Agreement and (iii) each person is suitable for such investment and the basis on which such suitability determination was made.

1.19
You agree that upon request by the Managing Broker-Dealer, you will furnish a complete list of all persons who have been offered the Bonds (including the corresponding number of the Offering Circular delivered to such persons) and such persons’ place of residence.

1.20
You agree that before executing a purchase transaction in the Bonds, you will inform the prospective Investor and his or her investor representative, if any, of all pertinent facts relating to the liquidity and marketability of the Bonds, as appropriate, during the term of the investment.

1.21
You hereby undertake and agree to comply with all obligations applicable to you as set forth in FINRA rules, including, but not limited to, any new suitability and filing requirements.

1.22
You agree not to rely upon the efforts of the Managing Broker-Dealer in (i) performing due diligence related to the Company (including its members, managers, trustees, officers, directors, employees and Affiliates), the Bonds, or the suitability thereof for any Investors and (ii) determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal law, state law and/or FINRA. You further agree that you are solely responsible for performing adequate due diligence, and you agree to perform adequate due diligence as required by federal law, state law and/or FINRA.

1.23
You will refrain from making any representations to any prospective Investor other than those contained in the Offering Circular, and will not allow any other written materials to be used to describe the potential investment to prospective Investors other than the Offering Circular or factual summaries and sales brochures of the Offering prepared by the Company and distributed by the Managing Broker-Dealer.

1.24
You will refrain from distributing any material to prospective Investors that is marked “Financial Advisor Use Only” or “Broker-Dealer Use Only,” or any other due diligence material related to the Offering received by you.

1.25
The Selling Group Member hereby represents and warrants as of the date of this Agreement to the Managing Broker-Dealer and to the Company that neither the Selling Group Member nor any of its executive officers, directors, general partners, managing members, or officers involved in the offering or persons who own 20% or more of the Selling Group Member or any person receiving a commission from the Selling Group Member with respect to the Offering:

1.25.1
Has been convicted, within 5 years of the Qualification Date of any felony or misdemeanor that was:

(a)
In connection with the purchase or sale of any security;

(b)
Involving or making of any false filing with the SEC; or

(c)
Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of investors of securities.

1.25.2
Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before the Qualification Date that restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a)           In connection with the purchase or sale of any security;

(b)           Involving the making of any false filing with the SEC; or

(d)
Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of investors of securities.

1.25.3
Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a)
As of the Qualification Date, bars the person from: (i) Association with an entity regulated by such commission, authority, agency or officer; (ii) Engaging in the business of securities, insurance or banking; or (iii) Engaging in savings association or credit union activities.

(b)
Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years before the Qualification Date.

1.25.4
Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that, at the time of such sale:

(a)
Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

(b)
Places limitations on the activities, functions or operations of such person; or

(c)
Bars such person from being associated with any entity or from participating in the offering of any penny stock.

1.25.5
Is subject to any order of the SEC entered within 5 years before the Effective Date, as of the date hereof, that orders the person to cease and desist from committing or causing a violation or future violation of:

(a)
Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b)           Section 5 of the Securities Act.

1.25.6
Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

1.25.7
Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within 5 years of the Qualification Date, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

1.25.8
Is subject to a United States Postal Service false representation order entered within 5 years before the Qualification Date, or is, at the Qualification Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations. The representations and warranties made in this Section 1.24 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the Selling Group Member will immediately notify the Managing Broker-Dealer in writing of the fact which makes the representation or warranty untrue.

1.26
You acknowledge that this Offering is being made in reliance on Regulation A promulgated under the Securities Act and that the Company is relying on a certification from you that a potential Investor meets with the suitability requirements set forth in the Offering Circular.

1.27
You will provide the Managing Broker-Dealer with such information relating to the offer and sale of the Bonds by you as the Managing Broker-Dealer may from time to time reasonably request.

1.28
You agree not to rely upon the efforts of the Managing Broker-Dealer in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state law, or FINRA. You further agree to conduct your own investigation to make that determination independent of the efforts of the Managing Broker-Dealer.

1.29
You agree to promptly provide to the Managing Broker-Dealer copies of any written or otherwise documented complaints from customers received by you relating in any way to the Offering (including, but not limited to, the manner in which the Bonds are offered by you.

2.
Compensation.                                 Subject to certain conditions, and in consideration of your services hereunder, the Managing Broker-Dealer will pay you sales commissions and marketing allowances as follows:

2.1
You will be reallowed certain fees by the Managing Broker-Dealer in an amount equal to -[__]% of the purchase price of the Bonds sold by you ("Compensation").

2.2
[Intentionally Omitted].

2.3
Payment of the Commissions and the Allowances shall be subject to the following conditions:

(a)
No Commissions or Allowances will be payable with respect to any Subscription Agreements that are rejected by the Company or the Managing Broker-Dealer, or if the Company terminates the Offering for any reason whatsoever.

(b)
No Commissions or Allowances will be payable to you with respect to any sale of the Bonds by you unless and until such time as the Company has received the total proceeds of any such sale and the Managing Broker-Dealer has received the aggregate amount of sales commission to which it is entitled.

(c)
All other expenses incurred by you in the performance of your obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at your sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

2.4
Once Commissions or Allowances become payable, they will be paid within 7 days of receipt by the Managing Broker-Dealer of such Commissions or Allowances from the Company. You agree that, in the event the Company has paid any Commissions or Allowances to the Managing Broker-Dealer, you will look solely to the Managing Broker-Dealer for payment of any Commissions or Allowances.

2.5
In the event that a purchase is revoked or rescinded, the Selling Group Member will be obligated to return to the Managing Broker-Dealer any Commissions or Allowances previously paid to the Selling Group Member in connection with such purchase.

3. Solicitation.

3.1
In soliciting persons to acquire the Bonds, you agree to comply with any applicable requirements of the Securities Act, the Exchange Act, applicable state securities laws, the published rules and regulations thereunder and FINRA rules and, in particular, you agree that you will not give any information or make any representations other than those contained in the Offering Circular and in any supplemental sales literature furnished to you by the Managing Broker-Dealer or the Company for use in making such solicitations.

3.2
You will conduct all solicitation and sales efforts in conformity with Regulation A promulgated under the Securities Act, and exemptions available under applicable state law and conduct reasonable investigation to ensure that all prospective Investors are not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 133224, 66 Fed. Reg. 49079 (September 25, 2001) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable enabling legislation or other Executive Orders in respect thereof (such lists are collectively referred to as “Lists”) or (ii) owned or controlled by, nor act for or on behalf of, any person or entity on the Lists.

4.
Offer and Sale Activities. It is understood that under no circumstances will you engage in any activities hereunder in any state other than those for which permission has been granted by the Managing Broker-Dealer to you, as evidenced by written acknowledgement by the Managing Broker-Dealer that such state has been cleared for offer and sale activity. It is further understood that you shall notify the Company of Subscription Agreements you receive within 2 business days of receipt so that the Company may make any required federal or state law filings.

5.
Relationship of Parties. Nothing contained herein shall constitute the Selling Group Members as an association, partnership, unincorporated business, or other separate entity. The Managing Broker-Dealer shall be under no liability to make any payment to you except out of the funds received pursuant to the terms of the Managing broker-Dealer Agreement as hereinabove provided, and the Managing Broker-Dealer shall not be under any liability for, or in respect of the value or validity of the Subscription Agreements, the Bonds or the performance by anyone of any agreement on its part, or for, or in respect of any matter connected with this Agreement, except for lack of good faith by the Managing Broker-Dealer, and for obligations expressly assumed by the Managing Broker-Dealer in this Agreement.

6.
Indemnification and Contribution. You hereby agree and acknowledge that you shall be entitled to the rights, and be subject to the obligations and liabilities, of the indemnification and contribution provisions contained in the MBD Agreement, including without limitation, the provisions by which the Selling Group Members shall severally agree to indemnify and hold harmless the Company and the Managing Broker-Dealer and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants.

7.
Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

7.1
Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).

7.2
Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

7.3
Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

7.4
Survivability. The provisions of Section 6 and this Section 7 shall survive the termination of this Agreement.

8.
Survival of Representations and Warranties. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement and in the applicable provisions of the MBD Agreement shall be deemed to be representations, warranties and agreements at and through the Offering Termination Date, and such representations, warranties and agreements by the Managing Broker-Dealer or the Selling Group Members, including the indemnity agreements contained in Sections 10, 11 and 12, the contribution agreements contained in Section 13 and the representations and warranties contained in Section 2.6 of the MBD Agreement shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker-Dealer, the Selling Group Members and/or any controlling person, and shall survive the sale of, and payment for, the Bonds and the termination of this Agreement.

9.
Termination. The Selling Group Member will suspend or terminate the Offering upon request of the Company or the Managing Broker-Dealer at any time and will resume the Offering upon the subsequent request of the Company or the Managing Broker-Dealer. This Agreement may be terminated by the Managing Broker-Dealer or a Selling Group Member at any time upon 5 days written notice to the other party. If this Agreement is terminated the Selling Group Member is still obligated to fulfill its delivery requirements pursuant to Section 1.14.

10.
Managing Broker-Dealer Obligations.

10.1
Notifications. The Managing Broker-Dealer shall provide prompt written notice to the Selling Group Members of any material changes to the Offering Circular that in its judgment could materially and adversely affect a Selling Group Member with respect to this Offering.

10.2
Records. The Managing Broker-Dealer shall retain in its records and make available to the Selling Group Members, for a period of at least 6 years following the Offering Termination Date, any communications and information with respect to a prospective Investor that has otherwise not been provided to a Selling Group Member.

10.3
[Reserved]

10.4
Confirmation. The Managing Broker-Dealer hereby acknowledges that it has assumed the duty to confirm on behalf of the Selling Group Members all orders for purchases of Bonds accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with the applicable laws of such other jurisdictions to the extent that the Managing Broker-Dealer is advised of such laws in writing by the Selling Group Member.

11.
Governing Law. This Agreement shall be governed by, subject to and construed in accordance with the laws of the State of Texas without regard to conflict of law provisions.

12.
Venue. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Dallas County, Texas.

13.
Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

14.
Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

15.
Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

16.
Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, (i) if sent to the Managing Broker-Dealer, shall be mailed or delivered to Crescent Securities Group, Inc., 8750 N. Central Expressway, Suite 750, Dallas, Texas 75231, Attn: Nick Duren, (ii) if sent to the Company, Red Oak Capital Intermediate Income Fund, 625 Kenmoor Ave. Suite 211, Grand Rapids, MI 49546, Attention: CFO (iii) if sent to you, shall be mailed or delivered to you at your address set forth below. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

17.
Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the persons referred to in Sections 10, 11, 12 and 13 of the MBD Agreement, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

18.
Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any subsequent occurrence.

19.
Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

20.
Entire Agreement. This Agreement, along with the applicable provisions of the MBD Agreement, constitute the entire understanding between the parties hereto and supersede any prior understandings or written or oral agreements between them respecting the subject matter hereof.

21.
Anti-Money Laundering Compliance Programs. Each Selling Group Member’s acceptance of this Agreement constitutes a representation to the Managing Broker-Dealer that the Selling Group Member has established and implemented an anti-money laundering (“AML”) compliance program (“AML Program”), in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Bonds. In addition, the Selling Group Member represents that it has established and implemented a program (“OFAC Program”) for compliance with OFAC and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Managing Broker-Dealer at any time, the Selling Group Member hereby agrees to (i) furnish a copy of its AML Program and OFAC Program to the Managing Broker-Dealer for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with the Selling Group Member’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of the FINRA rules the Investors who purchase Bonds through the Selling Group Member are “Customers” of the Selling Group Member and not the Managing Broker-Dealer. Nonetheless, to the extent that the Managing Broker-Dealer deems it prudent, the Selling Group Member shall cooperate with the Managing Broker-Dealer’s auditing and monitoring of the Selling Group Member’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to the Company’s Investors introduced to, and serviced by, the Selling Group Member (the “Customers”). Such documentation could include, among other things: (i) copies of Selling Group Member’s AML Program and its OFAC Program, (ii) documents maintained pursuant to the Selling Group Member’s AML Program and its OFAC Program related to the Customers, (iii) any suspicious activity reports filed related to the Customers, (iv) audits and any exception reports related to the Selling Group Member’s AML activities and (v) any other files maintained related to the Customers. In the event that such documents reflect, in the opinion of the Managing Broker-Dealer, a potential violation of the Managing Broker-Dealer’s obligations in respect of its AML or OFAC requirements, the Selling Group Member will permit the Managing Broker-Dealer to further inspect relevant books and records related to the Customers (with respect to the Offering) and/or the Selling Group Member’s compliance with AML or OFAC requirements. Notwithstanding the foregoing, the Selling Group Member shall not be required to provide to the Managing Broker-Dealer any documentation that, in the Selling Group Member’s reasonable judgment, would cause the Selling Group Member to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. The Selling Group Member hereby represents that it is currently in compliance with all AML rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. The Selling Group Member hereby agrees, upon request by the Managing Broker-Dealer to (i) provide an annual certification to the Managing Broker-Dealer that, as of the date of such certification (A) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (B) it has continued to implement its AML Program and its OFAC Program and (C) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and (ii) perform and carry out, on behalf of both the Managing Broker-Dealer and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

22.
Due Diligence. Pursuant to the MBD Agreement, the Company will authorize a collection of information regarding the Offering (the "Due Diligence Information"), which collection the Company may amend and supplement from time to time, to be delivered by the Managing Broker-Dealer to the Selling Group Member (or their agents performing due diligence) in connection with its due diligence review of the Offering. In the event the Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company, the Company's sponsor or the sponsor's affiliates, the Company and the Managing Broker-Dealer will reasonably cooperate with the Selling Group Member to accommodate such request. All Due Diligence Information received by the Selling Group Member in connection with its due diligence review of the Offering is confidential and shall be maintained as confidential and not disclosed by the Selling Group Member, except to the extent such information is disclosed in the Offering Circular.

23.
Managing Broker-Dealer Representations. The Managing Broker-Dealer hereby represents and warrants as of the Qualification Date to the Selling Group Member that neither the Managing Broker-Dealer nor any of its executive officers, directors, general partners, managing members, or officers involved in the offering or persons who own 20% or more of the Managing Broker-Dealer:

23.1
Has been convicted, within 10 years of the Qualification Date of any felony or misdemeanor that was:

23.1.1
In connection with the purchase or sale of any security;

23.1.2
Involving or making of any false filing with the SEC; or

23.1.3
Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of investors of securities.

23.2
Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within 5 years before the Qualification Date, which restrains or enjoins such person from engaging or continuing in any conduct or practice:

23.2.1                      In connection with the purchase or sale of any security;

23.2.2                      Involving the making of any false filing with the SEC; or

23.2.3
Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of investors of securities.

23.3
Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

23.3.1
As of the Qualification Date, bars the person from:

(a)
Association with an entity regulated by such commission, authority, agency or officer;

(b)           Engaging in the business of securities, insurance or banking; or
(c)           Engaging in savings association or credit union activities.

23.3.2                      Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within 10 years before the Qualification Date.

23.4
Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Investment Advisers Act that, as of the Qualification Date:

23.4.1
Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment advisor;

23.4.2
Places limitations on the activities, functions or operations of such person; or

23.4.3
Bars such person from being associated with any entity or from participating in the offering of any penny stock.

23.5
Is subject to any order of the SEC entered within 5 years before the Qualification Date that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of:

23.5.1
Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

23.5.2
Section 5 of the Securities Act.

23.6
Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

23.7
Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the SEC that, within 5 years of the Qualification Date, was the subject of a refusal order, stop order or order suspending the Regulation A exemption or, is, as of the Qualification Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

23.8
Is subject to a United States Postal Service false representation order entered within 5 years before the Qualification Date, or is, at the Qualification Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

The representations and warranties made in this Section 23 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the Managing Broker-Dealer will immediately notify the Selling Group Member in writing of the fact which makes the representation or warranty untrue.

24.
Electronic Delivery of Information; Electronic Processing of Subscriptions. Pursuant to the MBD Agreement, the Company has agreed to confirm all orders for the purchase of Bonds accepted by the Company. In addition, the Company, the Managing Broker-Dealer and/or third parties engaged by the Company or the Managing Broker-Dealer may, from time to time, provide to the Selling Group Member copies of Company Investor letters, annual reports and other communications provided to the Company Investors. The Selling Group Member agrees that, to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided to or from the Company, the Managing Broker-Dealer, the Selling Group Member and/or their agents or customers may be provided electronically, as a preference but not as a requirement.

With respect to Bonds held through custodial accounts, the Selling Group Member agrees and acknowledges that to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided from the Company, the Managing Broker-Dealer and/or their agents to Company interest holders may be provided solely to the custodian that is the registered owner of the Bonds, rather than to the beneficial owners of the Bonds. In such case it shall be the responsibility of the custodian to distribute the information to the beneficial owners of Bonds.

The Selling Group Member agrees and acknowledges that the Managing Broker-Dealer may, as a preference but not as a requirement, use an electronic platform to process purchases, including but not limited to the Depository Trust Company (DTC) model. If an electronic platform is used, the Selling Group Member agrees to cooperate with the processing of purchases through such an electronic platform if reasonably practical.

25.
Third Party Beneficiaries. The Company and its affiliates, successors and assigns shall be express third party beneficiaries of Section 1 of this Agreement.

26.
Successors and Assigns. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Managing Broker-Dealer and Selling Group Member and their respective successors and permitted assigns.

Please confirm this Agreement to solicit persons to acquire the Bonds on the foregoing terms and conditions by signing and returning the form enclosed herewith.

Very truly yours,

CRESCENT SECURITIES GROUP, INC., a
Texas Corporation

By:
Name:
Nick Duren
Title:
President

CRESCENT SECURITIES GROUP, INC.
8750 N. Central Expressway, Suite 750
Dallas, Texas 75231

Re: Offering of Bonds in ___________________________________

Ladies and Gentlemen:

The undersigned confirms its agreement to act as a Selling Group Member as referred to in the foregoing Soliciting Dealer Agreement, subject to the terms and conditions of such Agreement. The undersigned confirms that it is a member in good standing of the Financial Industry Regulatory Authority, Inc., and is qualified under federal law and the laws of the states in which sales are to be made by the undersigned to act as a Selling Group Member.

Dated: _____________________, 20__
(Print Name of Firm)

By: ___________________________________
(Authorized Representative)

Address:  ___________________________________
___________________________________
___________________________________

___________________________________
Taxpayer Identification Number:

___________________________________
Firm CRD Number:

Firm is registered in the following states:

☐ Alabama	☐ Montana
☐ Alaska	☐ Nebraska
☐ Arizona	☐ Nevada
☐ Arkansas	☐ New Hampshire
☐ California	☐ New Jersey
☐ Colorado	☐ New Mexico
☐ Connecticut	☐ New York
☐ Delaware	☐ North Carolina
☐ Florida	☐ North Dakota
☐ Georgia	☐ Ohio
☐ Hawaii	☐ Oklahoma
☐ Idaho	☐ Oregon
☐ Illinois	☐ Pennsylvania
☐ Indiana	☐ Rhode Island
☐ Iowa	☐ South Dakota
☐ South Carolina	☐ Tennessee
☐ Kansas	☐ Texas
☐ Kentucky	☐ Utah
☐ Louisiana	☐ Vermont
☐ Maine	☐ Virginia
☐ Maryland	☐ Washington
☐ Massachusetts	☐ West Virginia
☐ Michigan	☐ Wisconsin
☐ Minnesota	☐ Wyoming
☐ Mississippi
☐ Missouri

EXHIBIT A

MBD AGREEMENT